Exhibit 10.1

Cenveo, Inc.
200 First Stamford Place
2nd Floor
Stamford, CT 06902
(203) 595-3000
May 3, 2017

Mr. Robert G. Burton
200 First Stamford Place
2nd Floor
Stamford, CT 06902

Dear Bob:

Reference is made to the employment agreement (the “Employment Agreement”), dated October 27, 2005, as amended, between you and Cenveo, Inc. (the “Company”). This letter agreement (the “Amendment”) will serve to amend the Employment Agreement in the following respects, effective as of the date of this letter. (Capitalized terms not defined in this Amendment will have the same meaning as in the Employment Agreement.)

1.The first sentence of Section 1 (“Terms of Employment”) of the Employment Agreement is amended to extend the Term of the Employment Agreement by three (3) years by replacing the current expiration date “December 31, 2017,” with the date “December 31, 2020.”

The Employment Agreement otherwise remains in full force and effect. This Amendment may be executed in two or more counterparts, each of which will constitute an original, and all of which together will constitute one and the same.

If the foregoing terms and conditions are acceptable and agreed to by you, please sign the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned.

CENVEO, INC.

By:	/s/ Dr. Mark J. Griffin
Name:	Dr. Mark J. Griffin
Title:	Director and Chairperson of Compensation Committee

Accepted and Agreed this
May 3, 2017

/s/ Robert G. Burton, Sr.
Robert G. Burton, Sr.